SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2002

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.
SIGNATURES

ITEM 5 OTHER EVENTS.

     On April 8, 2002, AMB Property Corporation announced first quarter 2002 results as follows:

Highlights

•	Earnings per share (EPS) for the first quarter was $0.33, reflecting a 34.0% decrease from the first quarter 2001 EPS of $0.50, which had included gains on property dispositions and contributions of $0.20 per share

•	Operating earnings per share (Operating EPS), which excludes extraordinary items and gains and losses on property dispositions and contributions, for the first quarter was $0.34, a 13.3% increase over the first quarter 2001 Operating EPS of $0.30, which had included impairment charges of $0.05 per share

•	Same store net operating income increased 2.0%; industrial occupancy declined slightly from 94.5% at December 31, 2001 to 94.4% at March 31, 2002

     AMB Property Corporation today reported its first quarter 2002 results. The company’s industrial portfolio, concentrated in 8 hub and gateway distribution markets, maintained strong occupancy and same store net operating income growth, with occupancy at 94.4% and same store net operating income growth of 2.0% for the quarter. 74.4% of tenants in the industrial portfolio were retained during the quarter, with total weighted average rental increases of 3.0% on renewals and rollovers.

Investment Activity

     During the first quarter, AMB acquired 8 industrial buildings for a total investment of $35.0 million and disposed of 2 properties for a cumulative price of $38.5 million, including $36.0 million for one of the Company’s few remaining retail centers.

     AMB formed a strategic alliance with G. Accion, Mexico’s leading publicly held real estate company, to develop, acquire and operate industrial properties in Mexico. AMB and G. Accion will initially target the Mexico City, Guadalajara and Monterrey markets, which are growing areas where customers have the greatest need for industrial facilities.

Corporate Governance Recognition

     In March 2002, AMB was awarded an honorable mention for best corporate governance at the seventh annual Investor Relations Magazine US Awards; the company was the first REIT to be nominated in the history of IR Magazine’s awards.

Supplemental Reporting Measure

     AMB reports Funds from Operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT, the real estate investment trust industry group, as a supplemental earnings measure. AMB reported first quarter 2002 FFOPS of $0.62, representing an 8.8% increase over first quarter 2001 FFO of $0.57. First quarter 2001 FFOPS included a $4.7 million write-down, or $0.05 per share.

Consolidated Balance Sheets
(dollars in thousands)

	As of

	March 31, 2002	December 31, 2001

Assets

Investments in real estate:
Total investments in properties	$4,566,951	$4,530,711
Accumulated depreciation	(289,701)	(265,653)

Net investments in properties	4,277,250	4,265,058
Investment in unconsolidated joint ventures	71,137	71,097
Properties held for divestiture, net	139,370	157,174

Net investments in real estate	4,487,757	4,493,329
Cash and cash equivalents	99,492	81,732
Mortgage receivables	87,214	87,214
Accounts receivable, net	75,399	70,794
Other assets	31,261	27,824

Total assets	$4,781,123	$4,760,893

Liabilities and Stockholders’ Equity
Secured debt	$1,229,433	$1,220,164
Unsecured senior debt securities	800,000	780,000
Unsecured credit facility	—	12,000
Alliance Fund II credit facility	116,000	123,500
Other liabilities	155,568	138,601

Total liabilities	2,301,001	2,274,265

Minority interests:
Preferred units	275,987	275,987
Minority interests	455,428	458,299

Total minority interests	731,415	734,286

Stockholders’ equity:
Common stock	1,652,607	1,656,242
Preferred stock	96,100	96,100

Total stockholders’ equity	1,748,707	1,752,342

Total liabilities and stockholders’ equity	$4,781,123	$4,760,893

Consolidated Statements of Operations
(dollars in thousands, except per share data)

	For the Quarters Ended
	March 31,

	2002	2001

Revenues
Rental revenues(1)	$152,241	$135,801
Equity in earnings of unconsolidated joint ventures	1,483	1,474
Investment management income	2,588	2,420
Interest and other income	2,850	5,139

Total revenues	159,162	144,834

Expenses
Property operating	37,069	32,920
Interest, including amortization(2)	35,851	31,552
Depreciation and amortization	29,675	26,854
General, administrative, and other	9,945	8,183
Loss on investments in other companies	—	4,655

Total expenses	112,540	104,164

Income before minority interests and gains (losses)	46,622	40,670

Minority interests’ share of income:
Preferred units	(5,857)	(6,858)
Minority interests	(9,766)	(6,139)

Total minority interests	(15,623)	(12,997)
Gains (losses) from disposition of real estate, net of minority interests	(288)	16,767

Net income before extraordinary items	30,711	44,440
Extraordinary items (early debt extinguishments)	(216)	—

Net income	30,495	44,440
Preferred stock dividends	(2,125)	(2,125)

Net income available to common stockholders	$28,370	$42,315

Net income per common share:
Basic	$0.34	$0.50

Diluted	$0.33	$0.50

Weighted average common shares:
Basic	83,319,047	83,895,993

Diluted	84,781,872	84,720,917

(1)	Includes straight-line rents of $3,961 and $1,325 for the quarters ended March 31, 2002 and 2001, respectively.

(2)	Net of capitalized interest of $1,791 and $3,782 for the quarters ended March 31, 2002 and 2001, respectively.

Consolidated Statements of Funds from Operations
(dollars in thousands, except share data)

	For the Quarters Ended
	March 31,

	2002	2001

Income before minority interests and gains (losses)	$46,622	$40,670

Real estate related depreciation and amortization:
Total depreciation and amortization	29,675	26,854
FF& E depreciation and ground lease amortization(1)	(674)	(481)
FFO attributable to minority interests(2)	(12,844)	(7,187)

Adjustments to derive FFO from unconsolidated JV’s:(3)
Company’s share of net income	(1,483)	(1,474)
Company’s share of FFO	2,129	2,120
Preferred stock dividends	(2,125)	(2,125)
Preferred units distributions	(5,857)	(6,858)

Funds from operations	$55,443	$51,519

FFO per common share and unit:
Basic	$0.63	$0.57

Diluted	$0.62	$0.57

Weighted average common shares and units:
Basic	88,262,128	89,669,950

Diluted	89,724,953	90,494,874

(1)	Ground lease amortization represents the amortization of the Company’s investments in ground leased properties, for which the Company does not have a purchase option.

(2)	Represents FFO attributable to minority interests in consolidated joint ventures whose interests are not exchangeable into common stock. The minority interest’s share of cash basis NOI for the quarters ended March 31, 2002, and 2001, was $19,375 and $9,946, respectively.

(3)	AMB’s share of NOI for the quarters ended March 31, 2002 and 2001, was $2,644 and $2,818, respectively.

Forward Looking Statements

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: April 10, 2002	By:	/s/ Tamra Browne

Tamra Browne Vice President and General Counsel